UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 3, 2016

The First Marblehead Corporation

(Exact name of registrant as specified in charter)

Delaware	001-31825	04-3295311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Cabot Road, Suite 200 Medford, Massachusetts	02155
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 895-4283

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On March 3, 2016, The First Marblehead Corporation (the “Corporation”) entered into a letter agreement with Alan Breitman (the “Letter Agreement”), the Corporation’s Chief Financial Officer, Chief Accounting Officer and a Managing Director. The Letter Agreement provides that, in the event Mr. Breitman is involuntarily terminated by the Corporation without cause, subject to Mr. Breitman signing a general release of claims, the Corporation will provide Mr. Breitman with continuation of salary and medical and dental benefits for a period of six months immediately following Mr. Breitman’s termination date. For purposes of the Letter Agreement, “cause” is defined as (1) unsatisfactory job performance, (2) willful misconduct, fraud, gross negligence, disobedience or dishonesty on the part of Mr. Breitman or (3) Mr. Breitman’s conviction of a felony involving moral turpitude.

The foregoing summary of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the Letter Agreement, a copy of which is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Letter Agreement, dated March 3, 2016, between the Corporation and Alan Breitman

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST MARBLEHEAD CORPORATION

Date: March 4, 2016	By:	/s/ Seth Gelber
Seth Gelber President, Chief Operating Officer and Managing Director

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

99.1	Letter Agreement, dated March 3, 2016, between the Corporation and Alan Breitman